As filed with the Securities and Exchange Commission on March 17, 2000
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                                DIGITAL LAVA INC.
             (Exact Name of Registrant as Specified in its Charter)

             Delaware                                         95-4584080
     (State or Other Jurisdiction                          (I.R.S. Employer
 of Incorporation or Organization)                        Identification No.)

 13160 Mindanao Way, Suite 350
   Marina del Rey, California                                  90292
(Address of Principal Executive Offices)                     (Zip Code)

                               ------------------

               1996 Incentive and Non-Qualified Stock Option Plan
                            (Full Title of the Plan)

                               ------------------

                                   Danny Gampe
               Chief Financial Officer and Vice President, Finance
                               Digital Lava, Inc.
                          13160 Mindanao Way, Suite 350
                        Marina del Rey, California 90292
                     (Name and Address of Agent for Service)
                                 (310) 577-0200
          (Telephone Number, Including Area Code, of Agent for Service)

                               ------------------
                                   Copies to:
                             David M. Hernand, Esq.
                                Latham & Watkins
                        633 West Fifth Street, Suite 4000
                          Los Angeles, California 90071
                                 (213) 485-1234

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                                 Proposed            Proposed
                                              Amount              Maximum             Maximum           Amount of
                                               to be          Offering Price         Aggregate         Registration
Title of                                  Registered (1)         Per Share        Offering Price           Fee
Securities to be Registered
--------------------------------------------------------------------------------------------------------------------
Common Stock,
$.0001 par value
--------------------------------------------------------------------------------------------------------------------
    Issuable pursuant to outstanding          891,170            $5.76(2)          $5,133,140(2)          $1,356
    options granted under the 1996
    Incentive and Non-Qualified Stock
    Option Plan
--------------------------------------------------------------------------------------------------------------------
    Reserved for future grant under           108,830            $11.41(3)         $1,241,751(3)            $328
    the 1996 Incentive and
    Non-Qualified Stock Option Plan
--------------------------------------------------------------------------------------------------------------------
                                 Total      1,000,000                              $6,374,891             $1,684
--------------------------------------------------------------------------------------------------------------------

(1)  Pursuant to Rule 416, this Registration Statement shall also cover a presently indeterminate number additional shares of the Registrant's Common
     Stock that may become issuable as a result of anti-dilution adjustments deemed necessary or equitable by the Board of Directors of the Registrant upon stock splits, stock dividends or other similar changes in capitalization.
====================================================================================================================

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and the aggregate offering price are based upon the weighted average exercise price for outstanding options under the 1996 Incentive and Non-Qualified Stock Option Plan.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Act. The offering price per share and aggregate offering price are based on a share price of $11.41, the average of the high and low prices of the Registrant's Common Stock as reported on the American Stock Exchange on March 10, 2000.

================================================================================

                                EXPLANATORY NOTE

     Digital Lava Inc., a Delaware corporation (the "Registrant"), has prepared this Registration Statement in accordance with requirements of Form S-8 under the Act. This Registration Statement covers (i) 891,170 shares of common stock, par value $.0001 per share (the "Common Stock"), of the Registrant that may be issued upon the exercise of stock options previously granted under the 1996 Incentive and Non-Qualified Stock Option Plan (the "Plan"), and (ii) 108,830 shares of Common Stock reserved by the Registrant for issuance upon exercise of stock options that have not yet been granted under the Plan. Pursuant to Rule 428 under the Act, the Registrant will deliver a prospectus meeting the requirements of Part I of the Form S-8 to all participants in the Plan.

                                     PART I

Item 1. Plan Information

     Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

     Not required to be filed with this Registration Statement.


                                     PART II

Item 3. Incorporation of Documents by Reference

     The Registrant hereby incorporates by reference the following documents in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1998, filed on March 31, 1999.

     (b) (i) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999, filed on May 17, 1999.

          (ii) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999, filed on August 16, 1999, as amended on Form 10-QSB/A on March 16, 2000.

          (iii) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999, filed on November 15, 1999, as amended on Form 10-QSB/A on March 16, 2000.

          (iv) The Registrant's Current Report on Form 8-K filed on February 1, 2000.

     (c) The description of the Common Stock included in the Registrant's Registration Statement on Form 8-A, filed on February 11, 1999.

     The Registrant also incorporates by reference all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, which documents will become a part of this Registration Statement from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities

     The Registrant's Common Stock is registered pursuant to Section 12 of the Exchange Act and, therefore, the description of securities is omitted.

     Item 5. Interests of Named Experts and Counsel

     Not Applicable.

     Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify, subject to the standards set forth therein, any person who is a party in any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of such corporation, or is or was serving as such with respect to another entity at the request of such corporation. The Delaware General Corporation Law also provides that a Delaware corporation may purchase insurance on behalf of any such director, officer, employee or agent.

     Section 102(b)(7) of the Delaware General Corporation Law enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages incurred for a breach of their fiduciary duty as a director. Any such provision cannot eliminate or limit a director's liability (1) for any breach of the director's duty of care or loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.

     Article Seven of the Registrant's Second Amended and Restated Certificate of Incorporation eliminates the liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law and indemnifies its directors for liabilities and expenses of its directors incurred by reason of their acting as directors of the Registrant. Article Seven also provides that the Registrant, in the discretion of its board of directors, may similarly indemnify its officers and employees.

     The Registrant carries insurance which covers its individual directors and officers for legal liability and which would pay on its behalf for expenses of indemnification of directors and officers in accordance with its second amended and restated certificate of incorporation.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

4(a)*   Form of Common Stock Certificate

4(b)**  Form of Warrant Agreement

4(c)**  Form of Representative's Warrant Agreement

4(d)*   1996 Incentive and Non-Qualified Stock Option Plan

4(e)* Warrant Agreement dated as of September 30, 1996 between the Company and Millenium Capital Management (1)

4(f)* Warrant Agreement dated as of September 30, 1996 between the Company and Miracle Investments Co. (1)

4(g)* Warrant Agreement dated November 1, 1996 between the Company and Eilenberg & Zivian (1)

4(h)* Warrant Agreement dated January 27, 1997 between the Company and Eilenberg & Zivian (1)

4(i)* Warrant Agreement dated May 30, 1997 between the Company and certain investors and finders (1)

4(j)* Letter Agreement dated October 6, 1998 between the Company and certain investors

4(k)* Warrant Agreement dated July 11, 1997 between the Company and certain investors and finders (1)

4(l)**  Warrant Agreement between the Company and Schwartz Communications

4(m)* Warrant Agreement dated February 19, 1998 between the Company and certain investors and finders (1)

4(n)* Form of Promissory Note dated February 19, 1998 between the Company and certain investors

4(o)* Warrant Agreement dated May 1, 1998 between the Company and The Whitestone Group (1)

4(p)* Letter Agreement between the Company and certain investors and finders dated July 15, 1998

4(q)* Letter Agreement between the Company and certain investors and finders dated July 16, 1998

4(r)* Letter Agreement between the Company and certain investors and finders dated July 29, 1998

4(s)* Warrant Agreement dated as of October 7, 1998 between the Company and certain consultants

4(t)* Registration Rights Agreement dated as of October 7, 1998 between the Company and certain consultants

4(u)* Letter Agreement as of October 7, 1998 between the Company and certain investors

4(v)* Amended and Restated Option Agreement dated as of May 1, 1998 between the Company, Judson Cooper and certain founders of the Company (1)

4(w)* Amended and Restated Option Agreement dated as of May 1, 1998 between the Company, E&Z Investments and certain founders of the Company (1)

4(x)*** Warrant Agreement between the Company and United Resources Partners

4(y)** Warrant Agreement dated January 7, 1999 between the Company and certain investors

4(z)** Warrant Agreement between the Company and certain investors dated December 7, 1998

5(a)    Opinion of Latham & Watkins

23(a)   Consent of PricewaterhouseCoopers LLP

23(b)   Consent of Latham & Watkins (included in Exhibit 5(a))

24(a) Power of Attorney (included on the signature page of this registration statement)

----------

* Incorporated by reference to Form SB-2 Registration Statement of Digital Lava dated October 23, 1998 (No. 333-66099)

** Incorporated by reference to Form SB-2/Amendment No. 1 Registration Statement of Digital Lava dated January 12, 1999 (No. 333-66099)

*** Incorporated by reference to Form SB-2/Amendment No. 2 Registration Statement of Digital Lava dated January 26, 1999 (No. 333-66099)

**** Incorporated by reference to Form SB-2/Amendment No. 6 Registration Statement of Digital Lava dated February 12, 1999 (No. 333-66099)

(1) These agreements were entered into prior to the reverse split of the Company's Common Stock and, therefore, do not reflect such reverse split.

Item 9. Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marina del Rey and State of California, on the 16th day of March, 2000.


                                        DIGITAL LAVA, INC.


                                        By:_______________/s/ Danny Gampe_______
                                                               Danny Gampe
                                                        Chief Financial Officer
                                                     and Vice President, Finance

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that, the undersigned directors and officers of Digital Lava, Inc., a Delaware corporation (the "Corporation"), hereby constitute and appoint Robert Greene and Danny Gampe, and each of them, each with full power of substitution and resubstitution, their true and lawful attorneys and agents to sign the names of the undersigned directors and officers in the capacities indicated below to the registration statement to which this Power of Attorney is filed as an exhibit, including to sign and file in the name and on behalf of the undersigned as director or officer of the Corporation (i) any and all amendments or supplements (including any and all stickers and post-effective amendments) to the registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body; and each of the undersigned hereby ratifies and confirms all that said attorneys, agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Title                                                  Date
---------                                     -----                                                  ----
/s/ James Stigler
-----------------------------------------     Chairman of the Board and Director                     March 16, 1999
James Stigler

/s/ Robert Greene
-----------------------------------------     Chief Executive Officer and Director (Principal        March 16, 1999
Robert Greene                                 Executive Officer)

/s/ Roger Berman
-----------------------------------------     Director                                               March 16, 1999
Roger Berman

/s/ John Carrington
-----------------------------------------     Director                                               March 16, 1999
John Carrington

/s/ Michael Wheeler
-----------------------------------------     Director                                               March 16, 1999
Michael Wheeler

/s/ Danny Gampe
-----------------------------------------     Chief Financial Officer and Vice President, Finance    March 16, 1999
Danny Gampe                                   (Principal Financial and Accounting Officer)

                                INDEX TO EXHIBITS

4(a)*   Form of Common Stock Certificate

4(b)**  Form of Warrant Agreement

4(c)**  Form of Representative's Warrant Agreement

4(d)*   1996 Incentive and Non-Qualified Stock Option Plan

4(e)* Warrant Agreement dated as of September 30, 1996 between the Company and Millenium Capital Management (1)

4(f)* Warrant Agreement dated as of September 30, 1996 between the Company and Miracle Investments Co. (1)

4(g)* Warrant Agreement dated November 1, 1996 between the Company and Eilenberg & Zivian (1)

4(h)* Warrant Agreement dated January 27, 1997 between the Company and Eilenberg & Zivian (1)

4(i)* Warrant Agreement dated May 30, 1997 between the Company and certain investors and finders (1)

4(j)* Letter Agreement dated October 6, 1998 between the Company and certain investors

4(k)* Warrant Agreement dated July 11, 1997 between the Company and certain investors and finders (1)

4(l)**  Warrant Agreement between the Company and Schwartz Communications

4(m)* Warrant Agreement dated February 19, 1998 between the Company and certain investors and finders (1)

4(n)* Form of Promissory Note dated February 19, 1998 between the Company and certain investors

4(o)* Warrant Agreement dated May 1, 1998 between the Company and The Whitestone Group (1)

4(p)* Letter Agreement between the Company and certain investors and finders dated July 15, 1998

4(q)* Letter Agreement between the Company and certain investors and finders dated July 16, 1998

4(r)* Letter Agreement between the Company and certain investors and finders dated July 29, 1998

4(s)* Warrant Agreement dated as of October 7, 1998 between the Company and certain consultants

4(t)* Registration Rights Agreement dated as of October 7, 1998 between the Company and certain consultants

4(u)* Letter Agreement as of October 7, 1998 between the Company and certain investors

4(v)* Amended and Restated Option Agreement dated as of May 1, 1998 between the Company, Judson Cooper and certain founders of the Company (1)

4(w)* Amended and Restated Option Agreement dated as of May 1, 1998 between the Company, E&Z Investments and certain founders of the Company (1)

4(x)***  Warrant  Agreement  between the Company and United  Resources  Partners

4(y)** Warrant Agreement dated January 7, 1999 between the Company and certain investors

4(z)** Warrant Agreement between the Company and certain investors dated December 7, 1998 5(a) Opinion of Latham & Watkins

23(a)   Consent of PricewaterhouseCoopers LLP

23(b)   Consent of Latham & Watkins (included in Exhibit 5(a))

24(a) Power of Attorney (included on the signature page of this registration statement)

----------

* Incorporated by reference to Form SB-2 Registration Statement of Digital Lava dated October 23, 1998 (No. 333-66099)

** Incorporated by reference to Form SB-2/Amendment No. 1 Registration Statement of Digital Lava dated January 12, 1999 (No. 333-66099)

*** Incorporated by reference to Form SB-2/Amendment No. 2 Registration Statement of Digital Lava dated January 26, 1999 (No. 333-66099)

**** Incorporated by reference to Form SB-2/Amendment No. 6 Registration Statement of Digital Lava dated February 12, 1999 (No. 333-66099)

(1) These agreements were entered into prior to the reverse split of the Company's Common Stock and, therefore, do not reflect such reverse split.